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                                                                Exhibit (h)(xi)

                                          January 1, 2004


RS INVESTMENT TRUST

RE: REVISED SUB-ADMINISTRATION, ACCOUNTING AND CUSTODIAN SERVICES FEE
    WAIVER

Dear Sir/Madam:

     PFPC Inc. agrees to waive certain fees under (i) a Sub-Administration and Accounting Services Agreement dated January 1, 1999 among RS Investment Trust (the "Fund"), RS Investment Management, L.P. and PFPC Inc. ("PFPC"),
(ii) a Sub-Administration and Accounting Services Agreement dated January 1, 1999 among the Fund, RS Investment Management, Inc. and PFPC (together, "the "Sub-Administration Agreements") and PFPC Trust Company agrees to waive certain fees under a Custodian Services Agreement dated March 1, 1999 between the Fund and PFPC Trust Company ("PFPC Trust") as follows:

FOR PORTFOLIOS EXISTING AS OF DECEMBER 1, 1999

     For accounting services, PFPC will waive 100% of its minimum monthly fee, excluding out-of-pocket expenses.

     For domestic custodian services, PFPC Trust will waive 100% of its minimum monthly fee, excluding transaction and out-of-pocket expenses.

FOR PORTFOLIOS THAT COMMENCE OPERATIONS AFTER DECEMBER 1, 1999

     PFPC agrees to waive 100% of its sub-administration and accounting asset based and minimum fees on the first $75 million in net assets, excluding out-of-pocket.

     PFPC Trust will waive 100% of its asset based and minimum fees on any such Portfolio with gross assets less than $75 million, excluding transaction and out-of-pocket expenses.

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     This waiver letter supercedes all previous waiver letters with regard to the fees set forth herein.

                                       Very truly yours,

                                       PFPC INC.

                                       By:    /s/ Neal J. Andrews
                                          --------------------------
                                       Name:  NEAL J. ANDREWS
                                             -----------------------
                                       Title: SVP
                                             -----------------------

                                       PFPC TRUST COMPANY

                                       By:   /s/ Edward A. Smith III
                                          --------------------------
                                       Name:  EDWARD A. SMITH III
                                             -----------------------
                                       Title: Vice President
                                             -----------------------





Agreed and Accepted:

RS INVESTMENT TRUST
on behalf of its several constituent Portfolios

By:    /s/ Steve Cohen
   -------------------------
Name:  STEVE COHEN
     -----------------------
Title: CFO
       ---------------------

RS INVESTMENT MANAGEMENT, L.P.

By:    /s/ Steve Cohen
   -------------------------
Name:  STEVE COHEN
     -----------------------
Title: CFO
       ---------------------

RS INVESTMENT MANAGEMENT, INC.

By:    /s/ Steve Cohen
   -------------------------
Name:  STEVE COHEN
     -----------------------
Title: CFO
       ---------------------